Exhibit 99.1

DocuSign Announces Fourth Quarter and Fiscal Year 2020 Financial Results

San Francisco – March 12, 2020 – DocuSign, Inc. (NASDAQ: DOCU), which offers the world’s #1 eSignature solution as part of the DocuSign Agreement Cloud, today announced results for its fourth quarter and fiscal year ended.

“The fourth quarter wrapped up an exceptional year for DocuSign,” said Dan Springer, CEO of DocuSign. “Since introducing the DocuSign Agreement Cloud a year ago, we have dramatically broadened our offerings while maintaining strong growth from eSignature. With our latest move—the proposed acquisition of contracts AI pioneer Seal Software—we are continuing our drive to make organizations’ end-to-end agreement processes faster, simpler, and smarter.”

Fourth Quarter Financial Highlights

▪Total revenue was $274.9 million, an increase of 38% year-over-year. Subscription revenue was $258.1 million, an increase of 38% year-over-year. Professional services and other revenue was $16.8 million, an increase of 38% year-over-year.
▪Billings were $366.9 million, an increase of 40% year-over-year.
▪GAAP gross margin was 75%, compared to 74% in the same period last year. Non-GAAP gross margin was 79% compared to 78% in the same period last year.
▪GAAP net loss per basic and diluted share was $0.26 on 181 million shares outstanding compared to $0.40 on 167 million shares outstanding in the same period last year.
▪Non-GAAP net income per diluted share was $0.12 on 194 million shares outstanding compared to $0.06 on 188 million shares outstanding in the same period last year.
▪Net cash provided by operating activities was $45.5 million compared to $34.1 million in the same period last year.
▪Free cash flow was $15.5 million compared to $22.8 million in the same period last year.
▪Cash, cash equivalents, restricted cash and investments were $896.2 million at the end of the quarter.

Fiscal 2020 Financial Highlights

▪Total revenue was $974.0 million, an increase of 39% year-over-year. Subscription revenue was $918.5 million, an increase of 38% year-over-year. Professional services and other revenue was $55.5 million, an increase of 49% year-over-year.
▪Billings were $1.1 billion, an increase of 38% year-over-year.
▪GAAP gross margin was 75%, compared to 73% in fiscal 2019. Non-GAAP gross margin was 79% compared to 80% in fiscal 2019.
▪GAAP net loss per basic and diluted share was $1.18 on 177 million shares outstanding compared to $3.16 on 135 million shares outstanding in fiscal 2019.
▪Non-GAAP net income per diluted share was $0.31 on 191 million shares outstanding compared to $0.09 on 159 million shares outstanding in fiscal 2019.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures and Other Key Metrics.”

Operational and Other Financial Highlights

•Seal Software acquisition. Reflecting the increasingly important role that artificial intelligence ("AI") will play in the digital transformation of the agreement process, DocuSign announced its intent to acquire contracts AI and legal analytics pioneer Seal Software for $188 million in cash. This acquisition enables DocuSign to integrate Seal’s AI technology across the entire Agreement Cloud—and therefore deliver greater value to organizations looking to prepare, sign, act-on and manage the agreements that are critical to their business.

•DocuSign Momentum. The company hosted its North American customer conference on March 4, 2020. Given the ongoing developments around the COVID-19 (coronavirus) situation, the company took the proactive step to hold the conference virtually. The company showcased AI-powered capabilities by Seal Software and DocuSign’s internal AI team, as well as other new capabilities for every stage of the agreement process.

•Executive appointments. DocuSign announced Rob Giglio as the company’s new chief marketing officer (CMO). Rob was previously with Adobe, where he helped architect the growth strategy for Adobe’s self-service cloud business and oversaw significant international expansion. As CMO, Rob will own all demand generation, self-service sales, digital, creative, and brand functions for DocuSign.

Outlook

The company currently expects the following guidance:

▪Quarter ending April 30, 2020 (in millions, except percentages):

Total revenue	$280	to	$284
Subscription revenue	$266	to	$270
Billings	$279	to	$289
Non-GAAP gross margin	78%	to	80%
Non-GAAP sales and marketing	47%	to	49%
Non-GAAP research and development	13%	to	15%
Non-GAAP general and administrative	9%	to	11%
Non-GAAP interest and other income (expense)	$2	to	$3
Provision for income taxes	$1.5	to	$2.5
Non-GAAP diluted weighted-average shares outstanding	195	to	200

▪Fiscal year ending January 31, 2021 (in millions, except percentages):

Total revenue	$1,272	to	$1,276
Subscription revenue	$1,210	to	$1,214
Billings	$1,430	to	$1,450
Non-GAAP gross margin	78%	to	80%
Non-GAAP sales and marketing	47%	to	49%
Non-GAAP research and development	13%	to	15%
Non-GAAP general and administrative	9%	to	11%
Non-GAAP interest and other income (expense)	$8	to	$12
Provision for income taxes	$6	to	$10
Non-GAAP diluted weighted-average shares outstanding	195	to	200

The company has not reconciled its expectations of non-GAAP financial measures to the corresponding GAAP measures because stock-based compensation expense cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Webcast Conference Call Information

The company will host a conference call on March 12, 2020 at 1:30 p.m. PT (4:30 p.m. ET) to discuss its financial results. A live webcast of the event will be available on the DocuSign Investor Relations website at investor.docusign.com. A live dial-in will be available domestically at 877-407-0784 or internationally at 201-689-8560. A replay will be available domestically at 844-512-2921 or internationally at 412-317-6671 until midnight (ET) March 26, 2020, using the passcode 13699284.

About DocuSign

DocuSign helps organizations connect and automate how they prepare, sign, act on, and manage agreements. As part of the DocuSign Agreement Cloud, DocuSign offers eSignature, the world’s #1 way to sign electronically on practically any device, from almost anywhere, at any time. Today, more than half a million customers and hundreds of millions of users in over 180 countries use DocuSign to accelerate the process of doing business and to simplify people’s lives.

For more information, visit www.docusign.com, call +1-877-720-2040, or follow @DocuSign on Twitter, LinkedIn, Facebook and Instagram.

Copyright 2020. DocuSign, Inc. is the owner of DOCUSIGN® and all its other marks (www.docusign.com/IP).

Investor Relations:
Annie Leschin
VP Investor Relations
investors@docusign.com

Media Relations:
Adrian Wainwright
Head of Communications
media@docusign.com

Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, among other things, statements under “Outlook” above and any other statements about expected financial metrics, such as revenue, billings, non-GAAP gross margin, non-GAAP diluted weighted-average shares outstanding, and non-financial metrics, such as customer growth, as well as statements related to our expectations regarding the benefits of the DocuSign Agreement Cloud and enhancements to it, additions to the Agreement Cloud suite of products, and the anticipated benefits of the acquisition of Seal Software. They also include statements about our future operating results and financial position, our business strategy and plans, market growth and trends, and our objectives for future operations. These statements are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

These risks and uncertainties include, among other things, risks related to our ability to estimate the size of our total addressable market; our ability to effectively sustain and manage our growth and future expenses, achieve and maintain future profitability, attract new customers and maintain and expand our existing customer base; our ability to scale and update our platform to respond to customers' needs and rapid technological change; the effects of increased competition in our market and our ability to compete effectively; our ability to expand use cases within existing customers and vertical solutions; our ability to expand our operations and increase adoption of our platform internationally; our ability to strengthen and foster our relationship with developers; our ability to expand our direct sales force, customer success team and strategic partnerships around the world; our ability to identify targets for and execute potential acquisitions; our ability to successfully integrate the operations of businesses we may acquire, or to realize the anticipated benefits of such acquisitions; our ability to maintain, protect and enhance our brand; the sufficiency of our cash and cash equivalents to satisfy our liquidity needs; our failure or the failure of our software suite of services to comply with applicable industry standards, laws and regulations; our ability to maintain, protect and enhance our intellectual property; our ability to successfully defend litigation against us; our ability to attract large organizations as users; our ability to maintain our corporate culture; our ability to offer high-quality customer support; our ability to hire, retain and motivate qualified personnel; our ability to estimate the size and potential growth of our target market; our ability to maintain proper and effective internal controls. Additional risks and uncertainties that could affect our financial results are included in the sections titled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our quarterly report on Form 10-Q for the quarter ended October 31, 2019 filed on December 6, 2019 with the Securities and Exchange Commission (the “SEC”), and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures and Other Key Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance using a management view, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

Non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per share: We define these non-GAAP financial measures as the respective GAAP measures, excluding expenses related to stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquisition-related intangibles, amortization of debt discount and issuance costs from our convertible senior notes issued in September 2018, and, as applicable, other special items. The amount of employer payroll tax-related items on employee stock transactions is dependent on our stock price and other factors that are beyond our control and do not correlate to the operation of the business. When evaluating the performance of our business and making operating plans, we do not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants). We believe it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies and over multiple periods.

Free cash flows: We define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. We believe free cash flow is an important liquidity measure of the cash (if any) that is available, after purchases of property and equipment, for operational expenses, investment in our business, and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash in excess of our capital investments in property and equipment. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

Billings: We define billings as total revenues plus the change in our contract liabilities and refund liability less contract assets and unbilled accounts receivable in a given period. Billings reflects sales to new customers plus subscription renewals and additional sales to existing customers. Only amounts invoiced to a customer in a given period are included in billings. We believe billings is a key metric to measure our periodic performance. Given that most of our customers pay in annual installments one year in advance, but we typically recognize a majority of the related revenue ratably over time, we use billings to measure and monitor our ability to provide our business with the working capital generated by upfront payments from our customers.

For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2020	2019	2020	2019
Revenue:
Subscription	$258,122	$187,572	$918,463	$663,657
Professional services and other	16,773	12,160	55,508	37,312
Total revenue	274,895	199,732	973,971	700,969
Cost of revenue:
Subscription	48,162	33,560	163,931	117,764
Professional services and other	19,913	19,133	79,303	74,657
Total cost of revenue	68,075	52,693	243,234	192,421
Gross profit	206,820	147,039	730,737	508,548
Operating expenses:
Sales and marketing	161,326	127,691	591,379	539,606
Research and development	52,094	42,921	185,552	185,968
General and administrative	35,753	39,055	147,315	209,297
Total operating expenses	249,173	209,667	924,246	934,871
Loss from operations	(42,353)	(62,628)	(193,509)	(426,323)
Interest expense	(7,461)	(7,101)	(29,254)	(10,844)
Interest income and other income, net	3,658	4,794	19,207	8,959
Loss before provision for (benefit from) income taxes	(46,156)	(64,935)	(203,556)	(428,208)
Provision for (benefit from) income taxes	1,251	1,309	4,803	(1,750)
Net loss	$(47,407)	$(66,244)	$(208,359)	$(426,458)
Net loss per share attributable to common stockholders, basic and diluted	$(0.26)	$(0.40)	$(1.18)	$(3.16)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	180,859	167,269	176,704	135,163

Stock-based compensation expense included in costs and expenses:
Cost of revenue—subscription	$3,951	$2,241	$12,882	$16,182
Cost of revenue—professional services and other	3,826	3,413	15,703	25,858
Sales and marketing	26,170	20,505	94,863	172,115
Research and development	12,252	9,562	43,211	74,108
General and administrative	9,406	13,550	39,745	122,715

DOCUSIGN, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except share and per share data)	January 31, 2020	January 31, 2019
Assets
Current assets
Cash and cash equivalents	$241,203	$517,811
Investments—current	414,939	251,203
Restricted cash	280	367
Accounts receivable	237,841	174,548
Contract assets—current	12,502	10,616
Prepaid expenses and other current assets	37,125	29,976
Total current assets	943,890	984,521
Investments—noncurrent	239,729	164,220
Property and equipment, net	128,293	75,832
Operating lease right-of-use assets	149,833	—
Goodwill	194,882	195,225
Intangible assets, net	56,500	74,203
Deferred contract acquisition costs—noncurrent	153,333	112,583
Other assets—noncurrent	24,678	8,833
Total assets	$1,891,138	$1,615,417
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$28,144	$19,590
Accrued expenses and other current liabilities	54,344	35,658
Accrued compensation	83,189	77,553
Contract liabilities—current	507,560	381,060
Operating lease liabilities—current	20,728	—
Deferred rent—current	—	2,452
Total current liabilities	693,965	516,313
Convertible senior notes, net	465,321	438,932
Contract liabilities—noncurrent	11,478	7,712
Operating lease liabilities—noncurrent	162,432	—
Deferred rent—noncurrent	—	24,195
Deferred tax liability—noncurrent	4,920	4,207
Other liabilities—noncurrent	6,695	9,696
Total liabilities	1,344,811	1,001,055
Stockholders’ equity
Common stock	18	17
Additional paid-in capital	1,685,167	1,545,088
Accumulated other comprehensive loss	(1,673)	(1,965)
Accumulated deficit	(1,137,185)	(928,778)
Total stockholders’ equity	546,327	614,362
Total liabilities and stockholders’ equity	$1,891,138	$1,615,417

DOCUSIGN, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2020	2019	2020	2019
Cash flows from operating activities:
Net loss	$(47,407)	$(66,244)	$(208,359)	$(426,458)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	13,266	12,003	50,182	38,027
Amortization of deferred contract acquisition and fulfillment costs	20,387	12,223	69,747	42,112
Amortization of debt discount and transaction costs	6,742	6,360	26,389	9,507
Non-cash operating lease costs	5,592	—	19,435	—
Stock-based compensation expense	55,605	49,271	206,404	410,978
Deferred income taxes	1,245	2,346	1,287	(5,001)
Other	401	2,879	(1,741)	800
Changes in operating assets and liabilities
Accounts receivable	(78,377)	(43,937)	(63,293)	(42,571)
Contract assets	5,715	1,430	(1,508)	4,204
Prepaid expenses and other current assets	(1,106)	(900)	(3,142)	(3,283)
Deferred contract acquisition and fulfillment costs	(37,923)	(28,324)	(115,723)	(80,869)
Other assets	612	656	1,538	2,658
Accounts payable	1,543	(1,390)	3,849	(7,380)
Accrued expenses and other liabilities	4,662	(1,122)	9,353	6,449
Accrued compensation	12,329	23,868	5,636	26,039
Contract liabilities	85,957	65,018	130,266	100,874
Operating lease liabilities	(3,738)	—	(14,624)	—
Net cash provided by operating activities	45,505	34,137	115,696	76,086
Cash flows from investing activities:
Purchases of marketable securities	(107,318)	(415,132)	(861,252)	(415,132)
Maturities of marketable securities	166,599	—	627,309	—
Purchases of strategic investments	—	—	(15,500)	—
Cash paid for acquisition, net of acquired cash	—	—	—	(218,779)
Purchases of property and equipment	(29,975)	(11,317)	(72,046)	(30,413)
Net cash provided by (used in) investing activities	29,306	(426,449)	(321,489)	(664,324)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of initial purchasers' discounts and transaction costs	—	—	—	560,756
Purchase of capped calls related to issuance of convertible senior notes	—	—	—	(67,563)
Proceeds from issuance of common stock in initial public offering, net of underwriting commissions	—	—	—	529,305
Payment of tax withholding obligation on RSU settlement	(41,216)	(215,332)	(166,504)	(215,332)
Proceeds from exercise of stock options	9,914	34,846	72,177	50,211
Proceeds from employee stock purchase plan	—	—	23,872	—
Payment of deferred offering costs	—	(319)	—	(4,011)
Other financing	—	(250)	—	(250)
Net cash provided by (used in) financing activities	(31,302)	(181,055)	(70,455)	853,116
Effect of foreign exchange on cash, cash equivalents and restricted cash	(137)	(2,955)	(447)	(4,136)
Net increase (decrease) in cash, cash equivalents and restricted cash	43,372	(576,322)	(276,695)	260,742
Cash, cash equivalents and restricted cash at beginning of period	198,111	1,094,500	518,178	257,436
Cash, cash equivalents and restricted cash at end of period	$241,483	$518,178	$241,483	$518,178

DOCUSIGN, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of gross profit and gross margin:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2020	2019	2020	2019
GAAP gross profit	$206,820	$147,039	$730,737	$508,548
Add: Stock-based compensation	7,777	5,654	28,585	42,040
Add: Amortization of acquisition-related intangibles	1,348	1,778	5,704	6,081
Add: Employer payroll tax on employee stock transactions	668	1,949	2,577	1,949
Add: Acquisition-related expenses	—	—	—	108
Non-GAAP gross profit	$216,613	$156,420	$767,603	$558,726
GAAP gross margin	75%	74%	75%	73%
Non-GAAP adjustments	4%	4%	4%	7%
Non-GAAP gross margin	79%	78%	79%	80%

GAAP subscription gross profit	$209,960	$154,012	$754,532	$545,893
Add: Stock-based compensation	3,951	2,241	12,882	16,182
Add: Amortization of acquisition-related intangibles	1,348	1,778	5,704	6,081
Add: Employer payroll tax on employee stock transactions	285	830	1,054	830
Non-GAAP subscription gross profit	$215,544	$158,861	$774,172	$568,986
GAAP subscription gross margin	81%	82%	82%	82%
Non-GAAP adjustments	3%	3%	2%	4%
Non-GAAP subscription gross margin	84%	85%	84%	86%

GAAP professional services and other gross loss	$(3,140)	$(6,973)	$(23,795)	$(37,345)
Add: Stock-based compensation	3,826	3,413	15,703	25,858
Add: Acquisition-related expenses	—	—	—	108
Add: Employer payroll tax on employee stock transactions	383	1,119	1,523	1,119
Non-GAAP professional services and other gross profit (loss)	$1,069	$(2,441)	$(6,569)	$(10,260)
GAAP professional services and other gross margin	(19)%	(57)%	(43)%	(100)%
Non-GAAP adjustments	25%	37%	31%	73%
Non-GAAP professional services and other gross margin	6%	(20)%	(12)%	(27)%

Reconciliation of operating expenses:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2020	2019	2020	2019
GAAP sales and marketing	$161,326	$127,691	$591,379	$539,606
Less: Stock-based compensation	(26,170)	(20,505)	(94,863)	(172,115)
Less: Amortization of acquisition-related intangibles	(2,911)	(3,234)	(12,013)	(7,021)
Less: Employer payroll tax on employee stock transactions	(1,413)	(8,051)	(7,023)	(8,051)
Less: Acquisition-related expenses	—	—	—	(68)
Non-GAAP sales and marketing	$130,832	$95,901	$477,480	$352,351
GAAP sales and marketing as a percentage of revenue	59%	64%	61%	77%
Non-GAAP sales and marketing as a percentage of revenue	48%	48%	49%	50%

GAAP research and development	$52,094	$42,921	$185,552	$185,968
Less: Stock-based compensation	(12,252)	(9,562)	(43,211)	(74,108)
Less: Employer payroll tax on employee stock transactions	(636)	(2,246)	(3,524)	(2,246)
Less: Acquisition-related expenses	—	—	—	(302)
Non-GAAP research and development	$39,206	$31,113	$138,817	$109,312
GAAP research and development as a percentage of revenue	19%	21%	19%	27%
Non-GAAP research and development as a percentage of revenue	14%	16%	14%	16%

GAAP general and administrative	$35,753	$39,055	$147,315	$209,297
Less: Stock-based compensation	(9,406)	(13,550)	(39,745)	(122,715)
Less: Employer payroll tax on employee stock transactions	(540)	(3,411)	(3,596)	(3,411)
Less: Acquisition-related expenses	—	—	—	(1,290)
Non-GAAP general and administrative	$25,807	$22,094	$103,974	$81,881
GAAP general and administrative as a percentage of revenue	12%	20%	15%	30%
Non-GAAP general and administrative as a percentage of revenue	9%	11%	11%	12%

Reconciliation of income (loss) from operations and operating margin:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2020	2019	2020	2019
GAAP loss from operations	$(42,353)	$(62,628)	$(193,509)	$(426,323)
Add: Stock-based compensation	55,605	49,271	206,404	410,978
Add: Amortization of acquisition-related intangibles	4,259	5,012	17,717	13,102
Add: Employer payroll tax on employee stock transactions	3,257	15,657	16,720	15,657
Add: Acquisition-related expenses	—	—	—	1,768
Non-GAAP income from operations	$20,768	$7,312	$47,332	$15,182
GAAP operating margin	(15)%	(31)%	(20)%	(61)%
Non-GAAP adjustments	23%	35%	25%	63%
Non-GAAP operating margin	8%	4%	5%	2%

Reconciliation of net income (loss) and net income (loss) per share, basic and diluted:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands, except per share data)	2020	2019	2020	2019
GAAP net loss	$(47,407)	$(66,244)	$(208,359)	$(426,458)
Add: Stock-based compensation	55,605	49,271	206,404	410,978
Add: Amortization of acquisition-related intangibles	4,259	5,012	17,717	13,102
Add: Employer payroll tax on employee stock transactions	3,257	15,657	16,720	15,657
Add: Acquisition-related expenses	—	—	—	1,839
Add: Amortization of debt discount and issuance costs	6,742	6,360	26,389	9,507
Less: Tax effect of the SpringCM acquisition(1)	—	289	—	(7,080)
Non-GAAP net income	$22,456	$10,345	$58,871	$17,545

Numerator:
Non-GAAP net income	$22,456	$10,345	$58,871	$17,545
Less: Preferred stock accretion	—	—	—	(353)
Less: Net income allocated to participating securities	—	—	—	(2,636)
Non-GAAP net income attributable to common stockholders	$22,456	$10,345	$58,871	$14,556

Denominator:
Weighted-average common shares outstanding, basic	180,859	167,269	176,704	135,163
Effect of dilutive securities	12,869	20,390	14,094	23,513
Non-GAAP weighted-average common shares outstanding, diluted	193,728	187,659	190,798	158,676

GAAP net loss per share, basic and diluted	$(0.26)	$(0.40)	$(1.18)	$(3.16)
Non-GAAP net income per share, basic	0.12	0.06	0.33	0.11
Non-GAAP net income per share, diluted	0.12	0.06	0.31	0.09
(1)Represents a tax benefit related to the release of a portion of our deferred tax asset valuation allowance resulting from the SpringCM acquisition.

Computation of free cash flow:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2020	2019	2020	2019
Net cash provided by operating activities	$45,505	$34,137	$115,696	$76,086
Less: Purchases of property and equipment	(29,975)	(11,317)	(72,046)	(30,413)
Non-GAAP free cash flow	15,530	22,820	43,650	45,673
Net cash provided by (used in) investing activities	29,306	(426,449)	(321,489)	(664,324)
Net cash provided by (used in) financing activities	$(31,302)	$(181,055)	$(70,455)	$853,116

Computation of billings:

	Three Months Ended January 31,		Year Ended January 31,
(in thousands)	2020	2019	2020	2019
Revenue	$274,895	$199,732	$973,971	$700,969
Add: Contract liabilities and refund liability, end of period	522,201	390,887	522,201	390,887
Less: Contract liabilities and refund liability, beginning of period	(435,898)	(330,060)	(390,887)	(282,943)
Add: Contract assets and unbilled accounts receivable, beginning of period	20,805	15,229	13,436	16,899
Less: Contract assets and unbilled accounts receivable, end of period	(15,082)	(13,436)	(15,082)	(13,436)
Less: Contract liabilities and refund liability contributed by the acquisition of SpringCM	—	—	—	(11,002)
Non-GAAP billings	$366,921	$262,352	$1,103,639	$801,374